                                                                    Exhibit 99.1

                            STORAGE PROPERTIES, INC.
                         701 Western Avenue, Suite 200
                        Glendale, California 91201-2397


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


      The undersigned hereby appoints B. Wayne Hughes and Harvey Lenkin, or either of them, with power of substitution, as Proxies, to appear and vote, as designated below, all the shares of Common Stock of Storage Properties, Inc. ("SPI") held of record by the undersigned on _______________, 1996, at the Special Meeting of Shareholders to be held on _______________, 1996, and any adjournments thereof.

      In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

      THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR THE PROPOSED MERGER AND THE PROPOSED AMENDMENT TO BYLAWS.

[X] Please mark votes as in this example.

   1. PROPOSED MERGER. To consider and vote upon an Agreement and Plan of Reorganization between SPI and Public Storage, Inc. described in the accompanying Proxy Statement and Prospectus.

       [_] FOR                    [_]  AGAINST                [_] ABSTAIN

   2. Other matters: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement and Prospectus dated _______________, 1996.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE TO THE FIRST NATIONAL BANK OF BOSTON, SHAREHOLDER SERVICES, MAIL STOP 45-02-53, 150 ROYALL STREET, CANTON, MASSACHUSETTS 02021.


                                          Dated:  ____________________, 1996


                                          _____________________________________
                                                     Signature

                                          _____________________________________
                                                 Signature if held jointly

                                          Please sign exactly as your name
                                          appears.  Joint owners should each
                                          sign.  Trustees and others acting in a
                                          representative capacity should
                                          indicate the capacity in which they
                                          sign.